UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2021 (May 11, 2021)

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Sanders Rd., Suite
300, Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

EXPLANATORY NOTE

On May 17, 2021, Assertio Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report the voting results for all proposals (other than Proposals 2 and 3) brought before the Company’s previously adjourned 2021 Annual Meeting of Stockholders held virtually on May 11, 2021 (the “Annual Meeting”). This Amendment No. 1 amends the Initial 8-K to disclose the voting results with respect to Proposals 2 and 3 described under Item 5.07 below.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 9, 2021, the Company resumed the Annual Meeting, which had been previously adjourned with respect to Proposals 2 and 3. The results of the stockholder votes on Proposals 2 and 3 brought before the Annual Meeting were as follows:

Proposal 2: To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split and proportionally reduce the number of authorized shares of common stock. The votes on Proposal 2 were as follows:

Votes For	72,552,119
Votes Against	16,268,844
Abstentions	2,711,529

Proposal 3: To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000 shares. The votes on Proposal 3 were as follows:

Votes For	68,794,114
Votes Against	19,293,747
Abstentions	3,444,631

Accordingly, Proposals 2 and 3 were not approved because the votes “For” each of the proposals represented less than a majority of the Company’s outstanding shares of common stock as of the record date for the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2021

ASSERTIO HOLDINGS, INC.

/s/ Daniel A. Peisert
Daniel A. Peisert
President and Chief Executive Officer